Exhibit 99.1
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting II-VI INCORPORATED date. Have your proxy card in hand when you access the web site and follow 375 SAXONBURG BOULEVARD the instructions to obtain your records and to create an electronic voting
SAXONBURG, PA 16056-9499 instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/IIVI2021SM
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D54482-S24044 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
II-VI INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1 AND 2. For Against Abstain
1. Proposal to approve the issuance of shares of II-VI Incorporated’s common stock, no par value, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 25, 2021, as may be amended from time to time, by and among II-VI Incorporated, a Pennsylvania corporation, Watson Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of II-VI Incorporated, and Coherent, Inc., a
Delaware corporation, in the amounts necessary to complete the merger contemplated thereby, the issuance of II-VI Incorporated’s Series ! ! ! B-2 convertible preferred stock pursuant to the terms of the Amended and Restated Investment Agreement, dated as of March 30, 2021, as may be amended from time to time, by and between II-VI Incorporated and BCPE Watson (DE) SPV, LP, and the issuance of shares of II-VI Incorporated’s common stock upon any conversion of II-VI Incorporated’s Series B convertible preferred stock issued pursuant to such Amended and Restated Investment Agreement.
2. Proposal to adjourn II-VI Incorporated’s special meeting to a later date or dates, if necessary or appropriate, including to solicit additional ! ! ! proxies in the event there are not sufficient votes at the time of II-VI Incorporated’s special meeting to approve the share issuance proposal described above.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
Important: Shareholders sign here exactly as name appears hereon.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting to be held on
June 24, 2021: The Notice and Proxy Statement is available at www.proxyvote.com.
Please date, sign and mail your Proxy card back as soon as possible!
D54483-S24044
PROXY
II-VI INCORPORATED Special Meeting of Shareholders
June 24, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints Dr. Vincent D. Mattera, Jr., Mary Jane Raymond, and Jo Anne Schwendinger, or any of them, with power of substitution to each, as proxies to represent and to vote, as designated on the reverse, all of the shares of Common Stock held of record at the close of business on May 17, 2021 by the undersigned at the special meeting of shareholders of II-VI Incorporated to be held online at www.virtualshareholdermeeting.com/IIVI2021SM, on June 24, 2021 at 11:30 a.m. Eastern U.S. time, and at any adjournment thereof.
This proxy will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote FOR Proposals Numbers 1 and 2.
(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)